UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  05/20/2005

UNITEDGLOBALCOM INC
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  000-49658

DE	84-1602895
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

4643 So. Ulster Street, Suite 1300, Denver, CO 80237
(Address of Principal Executive Offices, Including Zip Code)

303-770-4001
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[X]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.    Entry into a Material Definitive Agreement

On May 20, 2005, UnitedGlobalCom, Inc. ("United") entered into a binding letter agreement (the "Sublease") with Liberty Media International, Inc., a Delaware corporation ("LMI"), pursuant to which United will sublease from LMI certain office space located in Englewood, Colorado. LMI currently owns approximately 53.5% of the outstanding equity securities of United and approximately 91.0% of United's outstanding voting power. As previously announced, United and LMI are parties to a plan and agreement of merger pursuant to which United and LMI will combine their businesses (the "Merger") under a newly formed parent corporation, Liberty Global, Inc. ("Liberty Global"). For more information about LMI's beneficial ownership of United's capital stock and LMI's relationship with United, please see United's and LMI's Schedule 13E-3, as amended through the date of this Report and filed with the Securities and Exchange Commission (the "Schedule 13E-3"). The information contained in the Schedule 13E-3 is incorporated herein by reference.

Pursuant to the terms of the Sublease, United will sublease from LMI approximately 24,000 square feet of office space (including an allocated portion of common space used) at an initial base rent expected to be $25 per square foot of subleased space. Following completion of construction of various interior improvements, the initial base rent will be determined based on the actual useable square feet of the subleased space and the actual cost of construction. The base rent will be adjusted annually based on increases (but not decreases) to the consumer price index. The term of the Sublease will be approximately ten years commencing on the date construction of the interior improvements is completed and the subleased premises delivered for occupancy. At such time as United ceases to be an affiliate of LMI, either LMI or United may terminate the Sublease upon six months' prior notice, subject to payment by United of a termination fee in certain circumstances.

United and LMI have agreed to prepare and execute on or before July 19, 2005 a definitive sublease agreement containing the terms set out in the Sublease.

A copy of the Sublease is included herein as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Sublease is qualified in its entirety by reference to the full text of the Sublease.

Additional Information

Liberty Global has filed a Registration Statement on Form S-4 containing a definitive joint proxy statement/prospectus related to the proposed business combination between LMI and United. UNITED STOCKHOLDERS AND OTHER INVESTORS ARE URGED TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE BUSINESS COMBINATION. Investors may obtain a copy of the definitive joint proxy statement/prospectus and other documents related to the business combination free of charge at the SEC's website (http://www.sec.gov). In addition, copies of the definitive joint proxy statement/prospectus and other related documents filed by the parties to the merger may be obtained free of charge by directing a request to UnitedGlobalCom, Inc., 4643 South Ulster Street, Suite 1300, Denver, Colorado 80237, Attention: Investor Relations Department, telephone: 303-770-4001.

Participants in Solicitation

The directors and executive officers of United and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed business combination. Information regarding United's directors and executive officers and other participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is available in the definitive joint proxy statement/prospectus contained in the above-referenced Registration Statement.

Item 9.01.    Financial Statements and Exhibits

(c)        Exhibits.

10.1        Letter Agreement, dated May 20, 2005, between Liberty Media International, Inc. and UnitedGlobalCom, Inc. with respect to Office Lease.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

UNITEDGLOBALCOM INC

Date: May 24, 2005.	By:	/s/ Ellen P. Spangler
Ellen P. Spangler
Senior Vice President Legal and Business Affairs

Exhibit Index

Exhibit No.	Description
EX-10.1	Letter Agreement, dated May 20, 2005, between Liberty Media International, Inc. and UnitedGlobalCom, Inc. with respect to Office Lease.